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                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                     Office of the Secretary of the State
   30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / new/1-97

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1.  NAME OF CORPORATION:

Cornerstone Bancorp, Inc.
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2.  THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

 X     A.  AMENDED.
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       B.  AMENDED AND RESTATED.
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       C.  RESTATED.
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3.  TEXT OF EACH AMENDMENT / RESTATEMENT

An amendment to the Certificate of Incorporation was approved by the shareholders on May 19, 1999 such that Article V is deleted in its entirety and replaced with the following:

                                   ARTICLE V
                                   ---------
                                 CAPITAL STOCK
                                 -------------

SECTION 1.  CAPITAL STOCK - GENERAL
            -----------------------

The designation of each class of shares, the authorized number of shares of each class, and the par value of each share therof, are as follows:

The authorized amount of capital stock of this Corporation shall be five million (5,000,000) shares all of which shall be common stock of $0.01 par value per share. The capital stock of this Corporation may be increased or decreased from time to time, in accordance with the provisions of the laws of the State of Connecticut.

No holder of shares of the capital stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Corporation may, at any time and from time to time, authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.
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4.  VOTE INFORMATION (check A., B. or C.)

 X      A.  The resolution was approved by shareholders as follows:
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        The total number votes cast for the amendment was sufficient for approval by the shareholders

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                                       NUMBER OF            NUMBER OF VOTES               TOTAL NUMBER OF
                                      OUTSTANDING         ENTITLED TO VOTE ON           UNDISPUTED VOTES FOR
Designation of Stock                    SHARES             THE AMENDMENT (S)               THE AMENDMENT (S)
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
Common Stock                          1,122,848                   1,122,848                    801,571

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     B.  The amendment was adopted by the board of directors without shareholder action. No shareholders vote was required for
----     adoption.

     C.  The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.
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                                 5.  EXECUTION

                      Dated this 26th  day of  May, 1999
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Norman H. Reader                                           President                  /s/Norman H. Reader
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
Print or type name of signatory                     Capacity of signatory                        Signature
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                                                                                      RETURN ACKNOWLEDGMENT TO:

                                                                                      A. Pierre Jr., Paralegal
                                                                                      Shipman & Goodwin LLP
                                                                                      One American Row
                                                                                      Hartford, Connecticut  06103-2819
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